GLOBAL PRECISION MEDICAL INC.                                        Release 01-03

#536 – 1489 Marine Drive, West Vancouver, British Columbia V7T 1B8

Contact: Lindsay Semple    Tel:   604 926 2939   Fax:   604 926 2920   E-mail:   globalprecision @shaw.ca

FORMATION OF SCIENTIFIC ADVISORY BOARD – Dr. Dimitri Pushkar (Chairman)

VANCOUVER, B.C, February 4, 2003, – GLOBAL PRECISION MEDICAL INC (OTCBB: “GBPMF”) is pleased to announce that it has formed a Scientific Advisory Board to advise on, (1) the continued development and enhancement of its Stent technology to treat Benign Prostate Hyperplasia, and, (2) the acceptance of this technology as a first line option by urologists in world markets.

The Company is also honored to announce that Dr. Dimitri Pushkar, Chairman of the Department of Urology at the Moscow Medical Semashko Institute (200 urology beds), has agreed to Chair the Company’s Scientific Advisory Board.  As an independent investigator, Dr. Pushkar has been a pioneer of the Company’s Uro-Stent technology.  Results of clinical trials under his direction gathered from 3 sites in Moscow is before the Russian Federation Ministry of Health for approval for use and sale in Russia.

Dr. Pushkar comes to the Company with high honors and distinction.  He is a member of, (1) the Presidium group of the Russian Society of Urology, (2) the European Urology Association, (3) the American Urological Association, (4) the U.N. sponsored Institutional Centre for Science and High Technology, (5) the International Society of Urology, (6) the Board of European School of Urology, and, (7) the Editorial Committee of the Urology Journal of Russia, and since 1994 Chairman and co-coordinator of international clinical trials in Urology.

Aside from the international scope of his memberships and research, Dr. Pushkar has authored over 200 scientific papers and abstracts in Russian, European and American journals and has served as a Visiting Lecturer on urology matters in France, Italy, the U.S., Poland, and the UK.

As Chairman of the Company’s Scientific Advisory Board, Dr. Pushkar has undertaken to assemble an international team of Urologists, initially from Russia, the US and Israel, who are opinion leaders in the field of deploying stents to treat BHP.  Subject to guidance from the Board, the preliminary working agenda set out for 2003 is as follows:

2003 – Benchmarks

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approval for sale of the URO-Stent in Russia (Q1) – follow-up sales in Russia

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further 30 patient trial of URO-Stent at Moscow State Medical University under an expanded international protocol format – to be monitored by an independent international clinical research organization (Q1/Q2)

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clinical trials in China under a SDA (State Drug Administration) application for approval (Q2)

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Oncological use - further clinical trials using an international protocol format to confirm results for the use of the stent in treating cancer patients at Russian Oncology Scientific Center.(Q2)

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apply to the FDA and Health Canada for the right to conduct trials of the URO-Stent in the US and Canada (Q3)

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deploy the URO-Stent in Canada under Special Access use – to add to clinical data and spread awareness amongst Urologists (Q3)

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sales of URO- Stent to China and other Asian countries (Q4)

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transfer and expand production capability to Canada

Global Precision Medical Inc., through its relationship with the scientists within IMET, (world renowned Russian Insitute of Metallurgy) and associated medical specialists from Russia’s leading research institutions, is positioned as a platform to use the unique shape-memory properties of NiTi to deliver minimally invasive medical devices to treat a wide range of human medical conditions, including the prostate.

On behalf of the Board of Directors - GLOBAL PRECISION MEDICAL INC.

/s/ Lindsay B. Semple - CEO and Director

SAFE HARBOR STATEMENT

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN."